Exhibit 5.1

May 21, 2021

Manhattan Bridge Capital, Inc.

60 Cutter Mill Road, Suite 205

Great Neck, New York 11201

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are rendering this opinion in connection with a registration statement on Form S-3 (the “Registration Statement”) being filed by Manhattan Bridge Capital, Inc., a New York corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have provided us with a copy of the Registration Statement, which relates to the offering and sale from time to time of up to $45,000,000 of (i) debt securities of the Company (the “Company Debt Securities”); (ii) common shares, $0.001 par value per share, of the Company (the “Common Shares”); (iii) preferred shares, $0.01 par value per share, of the Company (the “Preferred Shares”); (iv) warrants to purchase Common Shares or Preferred Shares (the “Warrants” and together with the Common Shares and the Preferred Shares, the “Securities”); and (v) units of two or more of the Company’s Securities (the “Units” and together with the Company Debt Securities, the “Registered Securities”), as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”). As described in the Registration Statement and the Prospectus, Registered Securities may be offered in combination with other Registered Securities. As described in the Prospectus, (i) the Company Debt Securities, which may be senior or subordinated, and which may be convertible or exchangeable into another security, will be issued in one or more series, pursuant to an applicable indenture and those provisions made a part of the applicable indenture by the Trust Indenture Act of 1939 (the “TIA”), the forms of which are filed as exhibits to the Registration Statement, with the trustee to be named in the Prospectus Supplement relating to the offering of such Company Debt Securities (the “Trustee”); (ii) the Warrants may be issued in one or more series pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into directly by and between the Company and the purchasers of the Warrants; however, if the Company evidences Warrants by warrant certificates, the Company will enter into a Warrant Agreement with an agent party thereto (each, a “Warrant Agent”); and (iii) the Units may be issued in one or more series pursuant to a Unit Agreement (a “Unit Agreement”), Units consisting of Common Shares, Preferred Shares and/or Warrants for the purchase of Common Shares and/or Preferred Shares, in any combination, to be entered into directly by and between the Company and the purchasers of the Units; however, if the Company evidences Units by certificates, the Company will enter into a Unit Agreement with an agent party thereto (each, a “Unit Agent”). Each Indenture, Warrant Agreement, Unit and each underwriting agreement and other agreement or instrument, if any (including, without limitation, a Certificate of Designation relating to the Preferred Shares), that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Registered Securities are referred to herein as “Related Documents”.

Manhattan Bridge Capital, Inc.

May 21, 2021

As used in this opinion letter, the term “Convertible Registered Securities” means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term “Underlying Registered Securities” means any Registered Securities which are issuable upon the conversion, exchange or exercise of Convertible Registered Securities.

In connection with this opinion letter, we have examined a copy of the Registration Statement, the Prospectus and the forms of Indenture filed as exhibits to the Registration Statement. We have also examined originals or copies of such records, agreements and instruments of the Company, certificates of officers of the Company and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein. In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies, which facts we have not independently verified. As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and statements of fact contained in documents we have examined.

We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and the Prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company’s Restated Certificate of Incorporation (the “Certificate”), and the Company’s Bylaws and (ii) not in conflict with any contractual or other requirements or restrictions, including without limitation those that may be imposed by any court or governmental body having jurisdiction over the Company.

We have also necessarily assumed in connection with the opinions expressed below that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) a Prospectus Supplement will have been filed with the Commission pursuant to Rule 424 under the Securities Act describing the Registered Securities offered thereby; (iii) the Company’s board of directors (the “Board”) or other managing body, or a duly authorized committee thereof, shall have duly adopted final resolutions (the “Final Resolutions”) authorizing the issuance and sale of the applicable Registered Securities as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Related Document and such Final Resolutions shall not have been modified or rescinded; (iv) any Related Documents, other than the Indentures, will be properly filed by an amendment to the Registration Statement or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder; (v) evidence of each Registered Security shall have been duly executed, countersigned, authenticated and registered, as required by the applicable Related Document and Final Resolutions for that Registered Security, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor (which shall, in any event, be an amount at least equal to the par value, if any, thereof), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Related Document and Final Resolutions for such Registered Security; (vi) any Underlying Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon any applicable conversion, exchange, redemption or exercise; and (vii) with respect to any Common Shares or Preferred Shares offered, or any Convertible Registered Securities as to which Common Shares or Preferred Shares are the related Underlying Registered Securities, at the time of the issuance thereof, the Company will have a sufficient number of shares of authorized Common Shares or Preferred Shares, as the case may be, under the Certificate that will be unissued and not otherwise reserved for issuance.

Manhattan Bridge Capital, Inc.

May 21, 2021

To the extent that the obligations of the Company under a Related Document may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each Trustee, Warrant Agent and Unit Agent is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, each Related Document to which it is a party; (ii) each Trustee, Warrant Agent and Unit Agent will be in compliance with all applicable laws and regulations, with respect to acting as a trustee or agent under each applicable Related Document; (iii) each Related Document will be the valid and binding agreements of each party thereto (other than the Company), enforceable against such parties in accordance with their respective terms; and (iv) the laws of the State of New York will be chosen to govern any Indenture, Warrant Agreement, Warrants, Unit Agreement and the Units, and that such choice is and will be legally valid and binding.

We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws. Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1. Each series of Company Debt Securities will be valid and binding obligations of the Company when (i) the applicable Indenture shall have been qualified under the TIA, and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the Trustee executing the applicable Indenture or any related supplemental indenture; and (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and a Trustee. If such Company Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Company Debt Securities, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

2. The Common Shares will be validly issued, fully paid and non-assessable by the Company. If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

3. Each series of Preferred Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving a Certificate of Designation setting forth the terms of such series of Preferred Shares, including establishing a sufficient quantity thereof and setting forth the preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the Final Resolutions for such series of Preferred Shares; and (ii) the Certificate of Designation shall have been duly executed and filed with and accepted for record by the Department of State of the State of New York. If such Preferred Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Preferred Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

Manhattan Bridge Capital, Inc.

May 21, 2021

4. The Warrants will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving one or more Warrant Agreements or otherwise establishing the terms and conditions of such Warrants; (ii) any applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and, if applicable, the Registered Securities and the Related Documents in respect of which such Warrants are being issued upon conversion, exchange or exercise; and (iii) such Warrants shall have been duly executed by the Company, authenticated by the Warrant Agent, if provided in the applicable Warrant Agreement, and the applicable Final Resolutions, and issued by the Company.

5. The Units will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted Final Resolutions approving one or more Unit Agreements establishing the terms and conditions of the Units; (ii) any applicable Unit Agreement shall have been duly executed and delivered by the Company and the Unit Agent; and (iii) such Units shall have been duly executed by the Company, authenticated by the Unit Agent, if provided in the applicable Unit Agreement, and the applicable Final Resolutions, and issued by the Company.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (i) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (ii) this opinion may be relied upon by purchasers and holders of the Registered Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP